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                                                                   EXHIBIT 10.11


                            =======================
                           ULTRAMAR DIAMOND SHAMROCK
                                  CORPORATION

                          1998 ANNUAL INCENTIVE PLAN

Ultramar Diamond Shamrock Corporation's Annual Incentive Plan ("AIP") is designed to incentivize participants to enhance shareholder value.

In making decisions under the AIP regarding participation and awards, it is appropriate to consider the following:

     . providing substantial compensation incentive for AIP participants to ensure their focus in carrying out the Company's annual operating plans;

     . maintaining the competitiveness of the Company's program in attracting, rewarding, and retaining executives and other key employees;

     . the program's sensitivity to corporate financial and stock market performance; and

     . the extent to which participants are building a significant ownership stake in the Company and thus more closely identifying with the interests of shareholders.

Incentive targets will vary according to a participant's position and the relative impact a participant can have on the company's operations, typically as measured by total shareholder return ("TSR") and return on capital employed ("ROCE"). The payment of any awards is conditioned on the Company's earnings and financial condition.

Awards will be determined by the 1998 results of the total Company and business units using TSR and ROCE performance measures, and where applicable the participant's individual performance. These performance measures are described in more detail below.

I.   CRITERIA FOR PARTICIPATION

     Officers, high-level and select middle-level professionals who have been nominated by the Company's management, based upon their potential to impact the Company's performance, may participate in the AIP.

     The Compensation Committee designates individuals or positions as eligible for participation in the AIP.

II.  TARGET BONUS

     Target bonuses are expressed as a percentage of the participant's base salary. Performance above or below target performance produces an award that is respectively greater or smaller than the target bonus.

     The Compensation Committee, in its sole discretion, determines a participant's target bonus. Target bonus percentages may be set at different levels, depending on the participant's scope of responsibility. Generally, the higher the level of responsibility, the greater the target bonus percentage. The Compensation Committee may also consider


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1998 ANNUAL INCENTIVE PLAN
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     such factors as the participant's dedication, ingenuity, initiative, and other contributions made toward the Company's success. In no event may any participant's total annual award exceed 200% of his target bonus.

III. PERFORMANCE MEASURES

     For the Chief Executive Officer ("CEO") and Chief Operating Officer ("COO"), 60% of the bonus is determined by the TSR performance measure, and 40% by the ROCE (at the "Total Company" measurement level) performance measure.

     In the case of corporate executives and other corporate participants (other than the CEO and COO), 40% of the bonus is determined by the TSR performance measure, 40% by the ROCE (at the "Total Company" measurement level) performance measure, and 20% by the individual performance measure.

     For participants in business units ("Units") below the Total Company level, the bonus is determined by the TSR performance measure for 40%, the Unit's ROCE performance measure for 40%, and the individual performance measure for 20%.

     The TSR, ROCE, and individual performance measures are calculated as a percent of target award, and reflect the Compensation Committee's assessment of the appropriate award levels for attaining different levels of relative performance. The Compensation Committee, in its sole discretion, may change the minimum and maximum measure levels during an AIP year.

     TSR Performance Measure
     -----------------------

     The TSR performance measure is UDS' share price appreciation plus dividends measured against the Company's peer group of refining and marketing companies ("Peer Group"). Members of the Peer Group are listed in Chart V.

     For each calendar quarter UDS' TSR is calculated and compared to the UDS' "Peer Group Average TSR" for the same period (see Chart I). The quarterly Peer Group TSR is first determined by calculating each Peer Group member's TSR; the Peer Group Average TSR is the simple, equally weighted average of the individual TSR results.

     The "point spread" is the difference between the quarterly UDS TSR and the Peer Group Average TSR. The "point spread" is annualized and applied against the TSR Incentive Scale (Chart II).

     The TSR performance measure percentage of target award is determined by averaging the quarterly target award percentages achieved during the AIP year. There is no award where the annualized quarterly point spread is less than - 10 percentage points. There is no limitation on the quarterly percentage of target award that can be achieved.

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1998 ANNUAL INCENTICE PLAN
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     ROCE Performance Measure
     ------------------------

     The ROCE performance measure is composed of two internal ROCE measurements. The first component is the actual ROCE for the year compared to the target (or budgeted) ROCE. The second measurement compares ROCE "normalized" for refining margins. "Normalized ROCE" compares ROCE for the year recalculated at 1997 industry refining margins to the target ROCE. This second measurement adjusts ROCE to reflect how efficiently the business is managed independent of industry refining margins variability. The ROCE performance measure is determined on a full-year basis.

     These target ROCE components will be established for the Company ("Total Company") and one or more Units. For 1998 the ROCE measure will be established for Total Company, and the West Coast, Southwest, Northeast (including Canada), and Petrochemicals (actual ROCE measure only) Units. Early in the first quarter each year, the Compensation Committee establishes the target ROCE performance measures for the year.

     The two ROCE performance measure components are weighted equally to determine the total ROCE performance measure. The ROCE measure results are compared against the ROCE Performance Measure Scale (Chart III). Each ROCE component has a separate scale for its portion of the percentage of target award. The scale for ROCE at actual margins reaches a maximum 200% of target award. The scale for ROCE at budgeted refining margins has no limit.

     The calculation of the percentage of target award achieved for the ROCE performance measure for any of the Company's Canadian operations will be calculated in Canadian dollars, so as to neutralize currency exchange rate shifts during the year.

     Individual Performance Measure
     ------------------------------

     A participant's individual performance is compared to the achievement of objectives which may include, but are not limited to, attainment of significant objective or quantifiable goals, and developmental goals in such ares as leadership, communication, and affirmative action. The percentage of target award achieved may range from 0% (failed to achieve objectives) to 200% (exceeded all expectations in achieving the objectives). The employee and his manager establish individual performance objectives, and progress and priorities are reviewed periodically during the year. Establishment of three to five individual objectives is suggested. An example of the calculation of a participant's award is set out in Chart IV.

IV.  ANNUAL INCENTIVE THRESHOLD

     Payment of any award is within the Compensation Committee's discretion. Before any funds become available for the AIP, the Committee will generally require that there be sufficient earnings before interest, taxes, depreciation, and amortization ("EBITDA") to cover the AIP "Annual Incentive Threshold." The Annual Incentive Threshold is the total of budgeted expenses for dividends, debt service, current taxation, corporate






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1998 ANNUAL INCENTIVE PLAN
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      administration, and the total potential payout (calculated at target award level) for the AIP and all variable pay programs for employees not participating in the AIP.

      If sufficient funds are not available to pay the bonuses as calculated, all awards may be prorated by the ratio of the actual funds available for the AIP to the total calculated. In its sole discretion, the Compensation Committee may cause the balance of such prorated awards to be paid in stock or restricted stock.

  V.  BONUS ADJUSTMENTS

      At its discretion, the Compensation Committee may adjust actual performance measure results for extraordinary events or accounting adjustments resulting from significant asset purchases or dispositions or other events not contemplated or otherwise considered by the Compensation Committee when the performance measure targets were set.

  VI. BONUS PAYOUT

      Awards typically are determined in January or February for performance in the preceding year. Awards are paid in cash, unless the participant has elected, or is required to receive, a portion of his award in restricted stock.

      Beginning in the year 2000 (at the time of award payout), if a participant does not hold shares of Company stock sufficient to meet any applicable stock ownership guidelines that have been approved by the Compensation Committee, the participant will receive a restricted stock award in lieu of cash. The current applicable stock ownership guidelines are set out in Chart VI. The number of restricted shares is determined by dividing the dollar amount of 25% of the total award by the closing share price on the award date (the Canadian dollar exchange rate on the date of the award will be used for Canadian participants). All stock awards are granted pursuant to the Company's Long-Term Incentive Plan.

      Participants may increase the percentage of bonus payment taken in restricted shares. They may also request that the Compensation Committee extend the restriction period beyond the minimum two years up to a maximum of five years. In both cases elections and requests must be made prior to October 1st of the AIP year to secure tax deferral treatment on the share grant.

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1998 ANNUAL INCENTIVE PLAN
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                                    CHART 1

                COMPUTATION OF TOTAL SHAREHOLDER RETURN ("TSR")
                -----------------------------------------------

1.   For each calendar quarter:

TSR is calculated at the end of each calendar quarter, using the last trading day's closing price for the preceding quarter (the beginning price) and the current quarter (the ending price) plus the dividend for the period.

               Ending Price + Dividends  - 1
               ------------------------
                   Beginning Price

          For example, UDS' TSR is calculated as follows, assuming a beginning price of $32, an ending price of $33, and $.275 in dividends:

               $33.00 + $.275  - 1 = 3.98%
               --------------
                   $32.00

This calculation is performed for UDS and each company in its Peer Group. UDS' TSR is compared to its Peer Group's average TSR to determine the "point spread." The Peer Group's average is determined by a simple (not weighted) average of the TSR results for the Peer Group.

The point spread is annualized by multiplying it by 4, and is then compared to the Total Sharehold Return Incentive Scale (Chart II) to determine the annualized percentage of target award achieved. The quarterly percentage of target award is then determined by dividing by 4 the annualized percentage of target award indicated on Chart II.

          For example, the "point spread" is calculated as follows, assuming UDS' TSR was 3.5% and its Peer Group average TSR was -1.5%:

               3.5% - (-1.5%) = 5% percentage points

               4 x 5% = 20% (the annualized point spread)

          Applying the 20% point spread to Chart II reflects that 160% of target award was achieved for the quarter. Since 160% is the annualized percentage of target award, in this example 40% (one-fourth of 160%) is the quarterly percentage of target award achieved.

2.   At the end of the AIP year:

The quarterly percentages of target award achieved during the AIP year are averaged (totaled and divided by 4) to yield the total TSR performance measure's percentage of target award achieved for the AIP year.


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1998 ANNUAL INCENTIVE PLAN
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                                   CHART II

                   TOTAL SHAREHOLDER RETURN INCENTIVE SCALE
                   ----------------------------------------

--------------------------------------------------------------------------------
     TSR PERCENTAGE POINT SPREAD                  % OF TARGET AWARD*

--------------------------------------------------------------------------------
              55 to 60                                   300%
              50 to 55                                   280%
              45 to 50                                   260%
              40 to 45                                   240%
              35 to 40                                   220%
              30 to 35                                   200%
              25 to 30                                   180%
              20 to 25                                   160%
              15 to 20                                   140%
              10 to 15                                   120%
               5 to 10                                   100%
              -5 to  5                                    90%
             -10 to -5                                    75%
--------------------------------------------------------------------------------

     The scale is continued on a linear basis above 60%, with each 5 percentage point increment equaling a 20% increment for the annualized percentage of target award achieved.


_____________________________
* annualized
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1998 ANNUAL INCENTIVE PLAN
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                                   CHART III

                       ROCE PERFORMANCE MEASURE SCALE/1/
                       ---------------------------------



--------------------------------------------------------------------------------
                                                       ROCE ACHIEVED AT
  ROCE ACHIEVED AT ACTUAL        PAYOUT% OF TARGET    NORMALIZED REFINING
          MARGINS                     AWARD                 MARGINS
--------------------------------------------------------------------------------
            N/A/2/                    270/3/                  125/4/

            130                       200                     115

            100                       130                     100

             85                        60                      85

             70                        25                      80

            *70                         0                     *80
--------------------------------------------------------------------------------

  Results between points on the scale will be interpolated.


___________________________________
/1/  ROCE as a percentage of budget.

/2/ Awards under ROCE Achieved at Actual Margins are limited to a 200% payout for this measure.

/3/ Scale to be continued above 270% for ROCE at Normalized Refining Margins, with each percentage point increment equaling a 10% increment for the percentage of target award.

/4/  Awards under ROCE Achieved at Normalized Refining Margins are not limited.

*  Less than.
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1998 ANNUAL INCENTIVE PLAN
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                                   CHART IV

                       EXAMPLE OF AIP AWARD CALCULATION
                       --------------------------------

Assume the following for this example:
     .    the participant is in the Total Company (Corporate) category
     .    the target ROCE is 8.61%
     .    the actual ROCE is 6.02%
     .    ROCE at normalized refining margins is 9.91%
     .    actual ROCE performance is 69.92% (6.02%/8.61%)
     .    ROCE at normalized refining margins performance is 115.10%
          (9.91%/8.61%)

For an AIP participant earning $130,000 per year and a 25% target bonus, the award is determined as follows:

1. The ROCE performance measure (40% of total award) portion of the bonus payout:

     By referring to the applicable ROCE Performance Measure Scale (Chart III):

     .    Actual margin ROCE results at 69.92% of target = 0% of target award

     . ROCE results at normalized refining margins at 115.10% of target = 200.7% of target award

     ROCE Performance Measure Percentage of Salary =

               [(0% percentage of target award + 200.7% percentage of target award) / 2]

               X 25% target bonus X 40% ROCE performance measure weight =
               10.035%

     ROCE Performance Measure Bonus Payout = 10.035% X $130,000 = $13,045.50

2. The TSR performance measure (40% of total award) portion of the bonus payout:

          The Company's TSR point spread (by calendar quarterly):

--------------------------------------------------------------------------------
           QUARTER            ACTUAL POINT SPREAD      % TARGET AWARD*
--------------------------------------------------------------------------------
             1st                 + 7.5%                     180%
             2nd                 - 3.0%                       0%
             3rd                 + 4.0%                     140%
             4th                 + 6.0%                     160%
            Total                                           480%
--------------------------------------------------------------------------------


______________________________
* Annualized by multiplying the point spread by 4 and applying each quarter's results against Chart II to determine the Incentive % Target achieved for each quarter; these values are totaled (480%) and divided by 4 to determine the Incentive Target % achieved for the AIP year (120%).
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1998 ANNUAL INCENTIVE PLAN
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          TSR Performance Measure Percentage of Salary =

               40% TSR performance measure weight X 25% target bonus X 120%

               percentage of target award = 12%

          TSR Performance Measure Bonus Payout = 12% of $130,000 = $15,600

3. The Individual performance measure (20% of total award for this participant) portion of the bonus payout:

          Individual Performance Measure Percentage of Salary =

               20% individual performance measure weight X 25% of target bonus X 110% percentage of target award = 5.5%

          Individual Performance Measure Bonus Payout = 5.5% of $130,000 =
          $7,150

In this example this participant's total bonus would be $13,045.50 + $15,600 + $7,150 = $35,795.50.
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1998 ANNUAL INCENTIVE PLAN
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                                    CHART V

                                  PEER GROUP
                                  ----------

ASHLAND, INC.

COASTAL CORP.

CROWN CENTRAL PETROLEUM

GIANT INDUSTRIES INC.

HOLLY CORP.

SUN COMPANY INC.

TOSCO CORP.

USX-MARATHON GROUP

VALERO ENERGY CORP.
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1998 ANNUAL INCENTIVE PLAN
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                                   CHART VI

                      EMPLOYEE STOCK OWNERSHIP GUIDELINES
                      -----------------------------------


 -------------------------------------------------------------------------
               EMPLOYEE GROUP                     GUIDELINE
 -------------------------------------------------------------------------
                  CEO & COO                  3 X ANNUAL BASE PAY

          EXECUTIVE TEAM MEMBERS             2 X ANNUAL BASE PAY

               VICE PRESIDENTS*              1 X ANNUAL BASE PAY

               SENIOR MANAGERS               1 X ANNUAL BASE PAY

---------------------------------------------------------------------------
   * Vice Presidents of UDS or any of its subsidiaries

   .  Shares to be counted toward ownership:

        .  personal or beneficially owned shares

        .  Company-sponsored program shares (e.g. ESOP)

        .  restricted shares

        . for senior managers only - the value of vested stock options which exceed the exercise price

   . Certification of ownership level will be required before AIP bonus payout.

   . If after the three-year transition period beginning January 1, 1997, a participant does not own sufficient Company stock to meet the applicable ownership guideline, 25% of the participant's bonus award will be paid in restricted shares.